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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                         Date of Report: March 24, 2000

                          BALDWIN PIANO & ORGAN COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                      0-14903                  31-1091812
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)


4680 Parkway Drive, Suite 200, Mason, Ohio                       45040-7198
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:   (513) 754-4500
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Item 5.  Other Events.

         On March 24, 2000 the Company entered into a new revolving line of credit (the "Credit Facility") with General Electric Capital Corporation (the "Lender") to refinance the Company's old credit facility and to finance its working capital requirements. The Credit Facility has a maximum commitment level of $40 million and a due date of March 24, 2003. Under the Credit Facility, the Lender is committed to make available a line of credit based upon certain defined percentages of the carrying value of the Company's inventories, trade accounts receivable and property, plant and equipment. The annual rate of interest under the Credit Facility is based upon the 30-day commercial paper rate for high grade unsecured notes as reported in The Wall Street Journal and varies quarterly, after the first year, depending upon performance criteria set forth in the Credit Facility. The initial rate is 250 basis points above such commercial paper rate.

         The Credit Facility contains financial covenants which require the Company to maintain certain financial ratios and tangible net worth within defined amounts and restrict the amount of capital expenditures that can be made each year. The Credit Facility also contains covenants that restrict, among other things, the Company's ability to incur new indebtedness, pay dividends, make loans or investments, prepay debt, issue securities, repurchase the Company's common stock, guarantee debt, create liens on assets, sell assets, enter into sale-leaseback transactions, change its operations or business, purchase real estate, merge or consolidate with other entities or acquire new businesses. Additionally, the Credit Facility contains provisions by which a change of control of the Company or a default under the Company's other debt agreements would constitute a default under the Credit Facility.

         Substantially all of the assets of the Company and its subsidiaries are pledged as collateral under the Credit Facility.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

         Not Applicable.

(c)      Exhibits.

         10.1 Credit Agreement dated as of March 24, 2000 among Baldwin Piano & Organ Company, The Wurlitzer Company, Baldwin Trading Company, The Baldwin Piano Company (Canada) Limited and General Electric Capital Corporation (excluding schedules not deemed material).
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         10.2     Security Agreement dated as of March 24, 2000 among Baldwin
                  Piano & Organ Company, The Wurlitzer Company, Baldwin Trading Company and General Electric Capital Corporation (excluding schedules not deemed material).

         10.3 Baldwin Canada Security Agreement dated as of March 24, 2000 between The Baldwin Piano Company (Canada) Limited and General Electric Capital Corporation (excluding schedules not deemed material).

         10.4 Copyright Security Agreement dated as of March 24, 2000 among Baldwin Piano & Organ Company, The Wurlitzer Company and General Electric Capital Corporation (excluding schedules not deemed material).

         10.5 Trademark Security Agreement dated as of March 24, 2000 among Baldwin Piano & Organ Company, The Wurlitzer Company and General Electric Capital Corporation (excluding schedules not deemed material).

         10.6 Patent Security Agreement dated as of March 24, 2000 among Baldwin Piano & Organ Company, The Wurlitzer Company and General Electric Capital Corporation (excluding schedules not deemed material).

         10.7 Subsidiary Guaranty dated as of March 24, 2000 among The Wurlitzer Company, Baldwin Trading Company and General Electric Capital Corporation.

         10.8 Baldwin Canada Guarantee dated as of March 24, 2000 between The Baldwin Piano Company (Canada) Limited and General Electric Capital Corporation.

         10.9 Pledge Agreement dated as of March 24, 2000 between Baldwin Piano & Organ Company, The Baldwin Piano Company (Canada) Limited and General Electric Capital Corporation.

         10.10 Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Arkansas) dated as of March 24, 2000 from Baldwin Piano & Organ Company to General Electric Capital Corporation (Trumann, Arkansas property) (excluding exhibits not deemed material).*

         10.11 Intercreditor Agreement dated as of March 24, 2000 among Deutsche Financial Services Corporation, General Electric Capital Corporation and Baldwin Piano & Organ Company.
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         10.12    Amendment to Amended and Restated Inventory Purchase and
                  Consignment Agreement dated as of March 23, 2000 between Baldwin Piano and Organ Company and Deutsche Financial Services Corporation
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                  *        Substantially similar agreements were entered into
                           with respect to the Company's properties located in Conway, Arkansas, Fayetteville, Arkansas, Greenwood, Mississippi and Marietta, Georgia

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BALDWIN PIANO & ORGAN COMPANY
                                                           (Registrant)


Date: April 5, 2000                                By: /s/ DUANE D. KIMBLE
                                                       -------------------------
                                                       Duane D. Kimble
                                                       Chief Financial Officer